                                                                    Exhibit 99.3

CAN I PURCHASE SHARES USING FUNDS IN MY CITIZENS FINANCIAL IRA ACCOUNT?

-------------------------------------------------------------------------------

Federal regulations do not permit the purchase of common shares in connection with the Conversion from your existing Citizens Financial IRA account. To accommodate our depositors, we have made arrangements with an outside trustee to allow such purchases. Please call our Stock Sales Center for additional information.

WILL DIVIDENDS BE PAID ON THE COMMON SHARES?

-------------------------------------------------------------------------------

The Board of Directors of the Holding Company will consider whether to pay a cash dividend in the future, subject to regulatory limits and requirements. No decision has been made as to the amount or timing of such dividends, if any.

HOW WILL THE COMMON SHARES BE TRADED?

-------------------------------------------------------------------------------

The Holding Company's stock is expected to trade on The Nasdaq National Market. However, no assurance can be given that an active and liquid market will develop.

ARE OFFICERS AND DIRECTORS OF CITIZENS FINANCIAL PLANNING TO PURCHASE SHARES?

-------------------------------------------------------------------------------

Yes! The officers and directors of Citizens Financial plan to purchase, in the aggregate, $x,xxx,xxx worth of shares or approximately x.x% of the common shares offered at the midpoint of the offering range.

MUST I PAY A COMMISSION?

-------------------------------------------------------------------------------

No. You will not be charged a commission or fee on the purchase of common shares in the Conversion.

SHOULD I VOTE TO APPROVE THE PLAN OF CONVERSION?

-------------------------------------------------------------------------------

Yes.  Your "YES" vote is very important!
PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

WHY DID I GET SEVERAL PROXY CARDS?

-------------------------------------------------------------------------------

If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts.

HOW MANY VOTES DO I HAVE?

-------------------------------------------------------------------------------

Your proxy card(s) show(s) the number of votes you have. Every depositor is entitled to cast one vote for each $100, and a proportionate fractional vote for an amount of less than $100, on deposit as of the voting record date, up to xxxx votes.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING?

-------------------------------------------------------------------------------

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so at any time before such proxy is exercised by executing and delivering a later dated proxy or by giving written notice of revocation in writing or in open meeting at the special meeting. Attendance at the special meeting will not, of itself, revoke a proxy.

For Additional Information You May Call Our Stock Sales Center Monday through Friday.


                         STOCK SALES CENTER (xxx) xxx-xxxx
                                 CFS Bancorp, Inc.
                                   707 Ridge Road
                               Munster, Indiana 46321


                                     QUESTIONS
                                        AND
                                       ANSWERS



                                 CFS Bancorp, Inc.








THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                                FACTS ABOUT CONVERSION

The Board of Directors of Citizens Financial Services, FSB ("Citizens Financial") unanimously adopted a Plan of Conversion to convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank (the "Conversion").

This brochure answers some of the most frequently asked questions about the Conversion and about your opportunity to invest in common shares of CFS Bancorp, Inc. (the "Holding Company"), the newly-formed corporation that will become the holding company for Citizens Financial following the Conversion.

Investment in the common shares of CFS Bancorp, Inc. involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors" on page xx.

WHY IS CITIZENS FINANCIAL  CONVERTING TO STOCK FORM?

-------------------------------------------------------------------------------

The stock form of ownership is used by most business corporations and an increasing number of savings institutions:

          The stock form of organization offers many competitive advantages, including growth opportunities and increased capital levels.

WILL THE CONVERSION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

-------------------------------------------------------------------------------

No. The Conversion will have no effect on the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your savings account is not being converted into stock.

WHO IS ELIGIBLE TO PURCHASE COMMON SHARES IN THE SUBSCRIPTION OFFERING AND THE COMMUNITY OFFERING?

-------------------------------------------------------------------------------

Certain past and present depositors of Citizens Financial Savings, the Holding Company's Employee Stock Ownership Plan and certain members of the general public are eligible to purchase common shares in the subscription offering and the community offering.

HOW MANY COMMON SHARES ARE BEING OFFERED AND AT WHAT PRICE?

-------------------------------------------------------------------------------

CFS Bancorp, Inc. is offering up to 15,525,000 common shares, subject to adjustment as described in the Prospectus, at a price of $10.00 per share through the Prospectus.

HOW MANY SHARES MAY I BUY?

-------------------------------------------------------------------------------

The minimum order is 25 common shares. The maximum amount of shares that a person may purchase in any particular priority category in the Offerings is generally limited to 50,000 shares. No person, together with associates and persons acting in concert with such person, may purchase more than 300,000 Conversion Shares.

WILL THE COMMON SHARES BE INSURED?

-------------------------------------------------------------------------------

No. Like any other common shares, the Holding Company's common shares will not be insured.

DO MEMBERS HAVE TO BUY COMMON SHARES?

-------------------------------------------------------------------------------

No. However, the Conversion will allow depositors of Citizens Financial an opportunity to buy common shares and become shareholders of the holding company for the local financial institution with which they do business.

HOW DO I ORDER COMMON SHARES?

-------------------------------------------------------------------------------

You must complete the enclosed Stock Order Form and Certification Form. Instructions for completing your Stock Order Form and Certification Form are contained in this packet. Your order must be received by Noon, Central Time on June xx, 1998.

HOW MAY I PAY FOR MY COMMON SHARES ?

-------------------------------------------------------------------------------

First, you may pay for common shares by check, cash or money order. Interest will be paid by Citizens Financial on these funds at the passbook rate, which is currently x.xx% APR , from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your deposit account or certificate of deposit at Citizens Financial for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion.

                                    [LETTERHEAD]

                               Charles Webb & Company
                                   a Division of
                           KEEFE, BRUYETTE & WOODS, INC.



To Members and Friends of Citizens Financial Services, FSB


Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc. and a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Citizens Financial Services, FSB ("Citizens Financial" or the "Bank"") in its conversion from federally-chartered mutual savings bank to a federally-chartered stock savings bank (the "Conversion") and the concurrent offering of common shares by CFS Bancorp, Inc. (the "Holding Company"), the newly formed corporation that will become the holding company of Citizens Financial following the Conversion.

At the request of the Holding Company, we are enclosing materials explaining this process and your options, including an opportunity to invest in the Holding Company's common shares being offered to the customers of Citizens Financial and the community. Please read the enclosed offering materials carefully. The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Sales Center located at 707 Ridge Road, Munster, Indiana or feel free to call the Stock Sales Center at
(xxx) xxx-xxxx.


Very truly yours,


Charles Webb & Company
a Division of Keefe, Bruyette & Woods, Inc.





THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND,
THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.   THIS
IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.



                     Investment Bankers and Financial Advisors

June xx, 1998


Dear Friend:

We are pleased to announce that Citizens Financial Services, FSB ("Citizens Financial") is converting from a federally-chartered mutual savings bank to a federally-chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, CFS Bancorp, Inc., the newly-formed corporation that will become the holding company for Citizens Financial, is offering common shares in a subscription offering and community offering (collectively, the "Offering") to certain depositors, our Employee Stock Ownership Plan and certain members of the general public, pursuant to a Plan of Conversion.

Because we believe you may be interested in learning more about the merits of the common shares of CFS Bancorp, Inc. as an investment, we are sending you the following materials which describe the Offering.

           PROSPECTUS: This document provides detailed information about operations at Citizens Financial and the Offering.

           QUESTIONS AND ANSWERS: Key questions and answers about the Offering are found in this pamphlet.

           STOCK ORDER FORM & CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is XXXX, Central Time, on June xx, 1998.

As a friend of Citizens Financial, you will have the opportunity to buy common shares directly from CFS Bancorp, Inc. in the Conversion without paying a commission or a fee. If you have additional questions regarding the Conversion and the Offering, please call us at (xxx) xxx-xxxx Monday through Friday from 9:00 a.m. to 5:00 p.m., Saturday from 9:00 a.m. to 12:00 p.m. noon, or stop by the Stock Sales Center at 707 Ridge Road, Munster, Indiana.

We are pleased to offer you this opportunity to become a shareholder of CFS Bancorp, Inc..

Sincerely,



Thomas F. Prisby
Chairman and Chief Executive Officer

THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

XXXX xx, 1998


Dear Member:

We are pleased to announce that Citizens Financial Services, FSB ("Citizens Financial") is converting from a federally-chartered mutual savings bank to a federally-chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, CFS Bancorp, Inc., the newly-formed corporation that will become the holding company for Citizens Financial, is offering common shares in a subscription offering and community offering (collectively, the "Offering") to certain of our depositors, our Employee Stock Ownership Plan and certain members of the general public, pursuant to a Plan of Conversion.

To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. Citizens Financial' Plan of Conversion has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, located behind the window of your mailing envelope. This proxy card should be signed and returned to us prior to the Special Meeting to be held on June xx, 1998. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors of Citizens Financial feels that the Conversion will offer a number of advantages, such as an opportunity for depositors of Citizens Financial to become shareholders. Please remember:

     o Your accounts at Citizens Financial will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

     o There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Conversion, unless you choose to purchase shares using your account balances.

     o Members have a right, but no obligation, to subscribe for common shares before they are offered to the public.

     o Like all stock, the common shares issued in the Offering WILL NOT BE INSURED BY THE FDIC.

Enclosed are materials describing the Offering. We urge you to read these materials carefully. If you are interested in purchasing the common shares of CFS Bancorp, Inc., your Stock Order Form and Certification Form and payment must be received by Citizens Financial prior to Noon, Central Time, on June xx, 1998.

If you have additional questions regarding the Offering, please call us at (xxx) xxx-xxxx, Monday through Friday from 9:00 a.m. to 5:00 p.m., Saturday from 9:00 a.m. to 12:00 p.m. noon, or stop by the Stock Sales Center at 707 Ridge Road, Munster, Indiana.

Sincerely,



Thomas F. Prisby
Chairman and Chief Executive Officer

THE COMMON SHARES BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

June XX, 1998


Dear Member:

We are pleased to announce that Citizens Financial Services, FSB ("Citizens Financial") is converting from a federally-chartered savings bank to a federally-chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, CFS Bancorp, Inc., the newly-formed corporation that will become the holding company for Citizens Financial, is offering common shares in a subscription offering and community offering.

Unfortunately, CFS Bancorp, Inc. is unable to either offer or sell its common shares to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common shares under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common shares of CFS Bancorp, Inc..

However, as a member of Citizens Financial, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on June xx, 1998. Enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting on June xx, 1998. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



Thomas F. Prisby
Chairman and Chief Executive Officer

June xx, 1998


Dear Prospective Investor:

We are pleased to announce that Citizens Financial Services, FSB ("Citizens Financial") is converting from a federally-chartered savings bank to a federally-chartered stock savings bank (the "Conversion"). In conjunction with the Conversion, CFS Bancorp, Inc., the newly-formed corporation that will become the holding company for Citizens Financial, is offering common shares in a subscription offering and community offering (collectively, the "Offering").

We have enclosed the following materials which will help you learn more about the merits of CFS Bancorp, Inc. as an investment. Please read and review the materials carefully.

          PROSPECTUS: This document provides detailed information about operation at Citizens Financial and the Offering.

          QUESTIONS AND ANSWERS: Key questions and answers about the Offering are found in this pamphlet.

          STOCK ORDER FORM & CERTIFICATION FORM: This form is used to purchase common shares by returning it with your payment in the enclosed business reply envelope. The deadline for ordering common shares is Noon, Central Time, on June xx, 1998.

We invite our loyal customers and local community members to become shareholders of CFS Bancorp, Inc.. Through the Offering you have the opportunity to buy common shares directly from CFS Bancorp, Inc., without paying a commission or a fee.

If you have additional questions regarding the Conversion and the Offering, please call us at (xxx) xxx-xxxx, Monday through Friday from 9:00 a.m. to 5:00 p.m., Saturday from 9:00 a.m. to 12:00 p.m., or stop by the Stock Sales Center at 707 Ridge Road, Munster, Indiana.


Sincerely,



Thomas F. Prisby
Chairman and Chief Executive Officer

THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                           Citizens Financial Services, FSB
                             and Suburban Federal Savings


Graphic -- Map of Illinois and Indiana showing La Porte, Porter and Lake
                Counties in northwest Indiana, DuPage and Will Counties in northeast Illinois and the Chicago metropolitan area. Markers indicate Suburban Federal Savings locations and Citizens Financial Services, FSB locations.

                Map of Illinois and Indiana showing area of above map.

PROXY GRAM

We recently forwarded to you a proxy statement and related materials regarding a proposal to convert Citizens Financial Services, FSB from a federally-chartered mutual savings bank to a federally-chartered stock stock savings bank (the "Conversion").

Your vote on our Plan of Conversion has not yet been received. Failure to Vote has the Same Effect as Voting Against the Conversion.

Your vote is important to us, and we, therefore, are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Conversion does not obligate you to purchase stock or affect the terms or insurance on your accounts.

The Board of Directors unanimously recommends that you vote "FOR" the Conversion.

Citizens Financial Services, FSB
Munster, Indiana

Thomas F. Prisby
Chairman and Chief Executive Officer


If you mailed the proxy, please accept our thanks and disregard this request. For further information call (xxx) xxx-xxxx.

                                      STOCK GRAM

We are pleased to announce that Citizens Financial Services, FSB ("Citizens Financial") is converting from a federally-chartered savings bank to a federally-chartered stock savings bank (the "Conversion"). In conjunction with the conversion, CFS Bancorp, Inc. (the proposed holding company for Citizens Financial Services, FSB) is offering common shares in a subscription and community offering (collectively, the "Offering"). The sale of common shares in connection with the Conversion will enable Citizens Financial to raise additional capital to support and enhance its current operations.

We previously mailed to you a Prospectus providing detailed information about the operations of Citizens Financial and the Offering. We urge you to read the Prospectus carefully.

We invite our loyal customers and community members to become shareholders of CFS Bancorp, Inc.. If you are interested in purchasing the common shares of CFS Bancorp, Inc., your signed Stock Order and Certification Form and payment must be received by Citizens Financial prior to 12:00 noon, Central Time, on June xx, 1998.

Should you have additional questions regarding the Offering or need additional materials, please call the Stock Sales Center at (xxx) xxx-xxxx or stop by the Stock Sales Center at 707 Ridge Road in Munster.


The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.